Exhibit No. 10.17

RESCISSION AND SETTLEMENT AGREEMENT

     THIS RESCISSION AND SETTLEMENT AGREEMENT (the “Agreement”), dated and effective as of October 1, 2004, is by and among Consumer Direct of America Inc. (“CDA”), a Nevada corporation, Pro Mortgage Corporation (“Pro Mortgage”), a California corporation, Brenda Cantu (“Cantu”), Edward Rubinstein (“Rubinstein”), and Randi Ryan (“Ryan”). (Cantu, Rubinstein and Ryan shall be referred to collectively as the “Pro Mortgage Shareholders”.)

R E C I T A L S

     A. CDA and Pro Mortgage entered into that certain Acquisition Agreement dated November 20, 2003 (the “Acquisition Agreement”), whereby Pro Mortgage and CDA agreed that Pro Mortgage would exchange, in the aggregate, one thousand (1,000) shares of its capital stock (the “Pro Mortgage Shares”), representing one hundred percent (100%) of the issued and outstanding capital stock of Pro Mortgage, for three million shares of capital stock of CDA (the “CDA Shares”), in the aggregate (such exchange of Pro Mortgage Shares for CDA Shares being referred to as the “Exchange”).

     B. In connection with the Exchange, CDA and Pro Mortgage entered into that certain Operating Agreement dated as of November 25, 2003, and CDA and each of Cantu and Rubinstein entered into those certain Employment Agreements, each dated as of November 20, 2003 (the Acquisition Agreement and such Operating Agreement and Employment Agreements being referred to collectively as the “Exchange Documents”).

     C. The Exchange never was duly authorized and approved by the parties thereto, and each of the parties hereto desires to rescind the Exchange and the Exchange Documents, which Exchange and Exchange Documents shall be deemed void ab initio.

     D. In connection with such rescission, CDA shall transfer, assign and convey to the Pro Mortgage Shareholders, free and clear of any and all liens and encumbrances, the Pro Mortgage Shares, and the Pro Mortgage Shareholders shall transfer, assign and convey to CDA, free and clear of any and all liens and encumbrances, the CDA Shares.

     NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

A G R E E M E N T

1. Exchange and Rescission.

     1.1 Exchange by the Pro Mortgage Shareholders. Subject to the terms and conditions of this Agreement, in exchange for the receipt of the Pro Mortgage Shares pursuant to Section 1.2, at the Closing, each Pro Mortgage Shareholder agrees to transfer, assign and convey to CDA, and CDA hereby accepts, the number of CDA Shares opposite each Pro Mortgage Shareholder’s name set forth below:

Name	Number of CDA Shares	Certificate Number
Cantu	250,000 (pre-split)	CD 00403
	67,500 (post split)	CD 00632
Rubinstein	250,000 (pre-split)	CD 00402
	67,500 (post split)	CD 00631
Ryan	15,000 (post-split)	CD 00633

     1.2 Exchange by CDA. Subject to the terms and conditions of this Agreement, in exchange for the receipt of the CDA Shares pursuant to Section 1.1, at the Closing, CDA agrees to transfer, assign and convey to the Pro Mortgage Shareholders, and the Pro Mortgage Shareholders hereby accept, the number of Pro Mortgage Shares opposite each Pro Mortgage Shareholder’s name set forth below:

Name	Number of Pro Mortgage Shares	Certificate Number
Cantu	150	6
	300	2
Rubinstein	150	5
	300	3
Ryan	100	4
		(share certificate never
		actually delivered)

     1.3 Rescission. Upon the Closing, the Exchange and the Exchange Documents shall be void ab initio, and neither party thereto shall have any right or obligation of whatsoever nature or kind thereunder or with respect thereto.

     1.4 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the “Closing”) shall take place on or about February 18, 2005 (but in any event upon delivery and receipt of the deliverables referred to in Section 6) or on such other date as the Pro Mortgage Shareholders and CDA shall agree (the “Closing Date”). The Closing shall take place at 10:00 a.m. California time on the Closing Date at the Law Offices of Shartsis, Friese & Ginsburg LLP, One Maritime Plaza, Eighteenth Floor, San Francisco, California 94111, or at such other time or place as the Pro Mortgage Shareholders and CDA shall agree. At the Closing, the Pro Mortgage Shareholders, Pro Mortgage and CDA shall deliver to each other the documents, instruments and other items described in Section 6 of this Agreement. At the election of the Pro Mortgage Shareholders and CDA, the Closing may take place through an exchange of documents using overnight courier service or facsimile.

2. Representations and Warranties of the Pro Mortgage Shareholders. The Pro Mortgage Shareholders hereby represent and warrant to CDA as follows:

     2.1 Valid Title. Each Pro Mortgage Shareholder owns and holds good and valid title to the CDA Shares held by him or her as is set forth in Section 1.2. None of the Pro Mortgage Shareholders has granted any option, warrant, or interest any of the CDA Shares of any sort or any right to acquire any of the CDA Shares other than as contemplated hereby.

     2.2 Authority. Each Pro Mortgage Shareholder has the full and unrestricted right, power, capacity and authority to enter into, execute and deliver this Agreement; to transfer, assign and convey good and valid title to the CDA Shares free and clear of any mortgages, pledges, liens, security interests, encumbrances, restrictions or charges of any kind, except for restrictions on transfer pursuant to applicable state and federal securities laws.

     2.3 Compliance. Each Pro Mortgage Shareholder’s compliance with his or her obligations hereunder will not violate, conflict with or constitute a breach of any agreement, arrangement, commitment or understanding to which such Pro Mortgage Shareholder is a party or by which he or she is bound.

     2.4 No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or agency is required on the part of any Pro Mortgage Shareholder in connection with the valid execution and delivery of this Agreement, or the transfer, assignment or conveyance of the CDA Shares.

     2.5 Investment Intent and Investor Status. (i) Each Pro Mortgage Shareholder is acquiring the Pro Mortgage Shares he or she is acquiring hereunder for investment for his or her own account, not as a nominee or agent, and not with a view to the sale in connection with a public distribution of any part thereof; and (ii) such Pro Mortgage Shareholder has no present intention of selling, granting a participation in or otherwise distributing any of the Pro Mortgage Shares he or she is purchasing hereunder to any unrelated natural person, corporation, partnership, association or other entity (each, a “Person”). Each Pro Mortgage Shareholder understands that the Pro Mortgage Shares are not registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”). Each Pro Mortgage Shareholder (i) is both an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act, and (ii) alone or together with its professional advisor, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the Company and has the capacity to protect his or its own interest in connection with the transactions contemplated hereby.

     2.6 Disclosure. No representations or warranties by the Pro Mortgage Shareholders in this Agreement and no statement contained in any document (including, without limitation,

financial statements and the Disclosure Schedule), certificate, or other writing furnished or to be furnished by the Pro Mortgage Shareholders to CDA pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contain or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

3. Representations and Warranties of Pro Mortgage and CDA.

     Each of Pro Mortgage and CDA represents and warrants to the Pro Mortgage Shareholders as follows:

     3.1 Corporate Organization. Each of CDA and Pro Mortgage is a corporation duly organized, validly existing and in good standing under the law of its jurisdiction of incorporation. Each of CDA and Pro Mortgage has full power and authority (corporate and otherwise) to carry on its business as it is now being conducted and to own, lease or operate its properties and assets. Each of CDA and Pro Mortgage is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such licensing or qualification, except in those jurisdictions where the failure to be so duly qualified or licensed in good standing will not have a material adverse effect on the business, operation, properties, assets or condition (financial or otherwise) of CDA or Pro Mortgage.

     3.2 Capitalization. Pro Mortgage has one thousand (1,000) shares of capital stock issued and outstanding. All issued and outstanding shares of capital stock of Pro Mortgage are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in this Section 3.2, there are no shares of capital stock or other securities of Pro Mortgage outstanding; there are no outstanding options, warrants, conversion or exchange privileges or other rights to purchase or obtain any capital stock of or interest in Pro Mortgage; and there are no contracts, commitments, understandings, arrangements or restrictions relating to the issuance, sale, transfer or purchase by Pro Mortgage or CDA of any shares of Pro Mortgage’s capital stock. All of the Pro Mortgage Shares are owned directly by CDA free and clear of any mortgages, pledges, liens, security interests, encumbrances, restrictions or charges of any kind, except for restrictions on transfer pursuant to applicable state and federal securities laws. Pro Mortgage has no subsidiaries.

     3.3 Authorization. Each of CDA and Pro Mortgage has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of each of CDA and Pro Mortgage has taken all action required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by CDA and Pro Mortgage and no other corporate or individual action is necessary. This Agreement is a valid and binding obligation of each of CDA and Pro Mortgage enforceable in accordance with its terms.

     3.4 No Violation. Neither the execution and delivery of this Agreement nor its performance and the consummation of the transactions contemplated hereby will (a) violate any provision of the Articles of Incorporation or Bylaws of CDA or Pro Mortgage, (b) violate, or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the modification or termination of, or cause or permit the acceleration of the maturity of any debt, obligation, contract, commitment or other agreement to which CDA or Pro Mortgage is a party or by which it or its property may be bound, (c) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction, charge or limitation of any kind, upon any property or assets of CDA or Pro Mortgage, or (d) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

     3.5 Consents and Approvals of Government Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental, regulatory authority or third party is required in connection with the execution, delivery and performance of this Agreement by CDA and Pro Mortgage and the consummation of the transactions contemplated thereby.

     3.6 Financial Statements. Pro Mortgage has furnished to the Pro Mortgage Shareholders a consolidated balance sheet of Pro Mortgage as at December 31, 2003 and December 31, 2004 and consolidated statements of income, changes in stockholders’ equity and changes in financial position for the years then ended. All of such financial statements are in accordance with the books and records of Pro Mortgage. The above consolidated balance sheets and the notes thereto are complete and correct and fully and fairly present the consolidated assets, liabilities and financial condition of Pro Mortgage as at the respective dates thereof, and the consolidated statements of income, changes in stockholders’ equity and changes in financial position and the notes thereto are complete and correct and fully and fairly present the results of the operations for the periods therein referred to, all in accordance with generally accepted accounting principles consistently followed throughout the periods involved. Pro Mortgage has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise, and whether due or to become due) (herein “liabilities”) except as reflected on the December 31, 2004 balance sheet (the “Balance Sheet”).

     3.7 Absence of Certain Changes. Since the date of the Exchange, except as set forth in Schedule 3.7 of the Disclosure Schedule attached hereto, Pro Mortgage has not:

          (a) Suffered any material adverse change in its condition (financial or otherwise), working capital, assets, liabilities, reserves, business, operations or prospects;

          (b) Suffered any loss, damage, destruction or other casualty materially and adversely affecting any of the properties, assets or business of Pro Mortgage (whether or not covered by insurance);

          (c) Borrowed or agreed to borrow any funds or incurred, or assumed or became subject to, whether directly or by way of guarantee or otherwise, any obligation or liability;

          (d) Paid, discharged or satisfied any claims, liabilities or obligations;

          (e) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

          (f) Written down the value of any inventory or written off as uncollectible any notes or lease or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which is material;

          (g) Cancelled any debts or waived any claims or rights, waived any statute of limitation, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible);

          (h) Licensed, disposed of or permitted to lapse any rights to the use of any trademark, trade name, technology, process, or other intangible asset, copyright, or disposed of or disclosed to any Person any trade secret, formula, technology, process or know-how not theretofore a matter of public knowledge;

          (i) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee;

          (j) Made any capital expenditure or commitment;

          (k) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities;

          (l) Made any change in any method of accounting or accounting practice;

          (m) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with any of its officers or directors or any affiliate of any of its officers or directors;

          (n) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to any Person, whether by lease, leveraged lease, lease intended as security, vendor arrangement, loan agreement, note, conditional sales arrangement, issue of preferred stock or otherwise;

          (o) Entered into any other transaction, contract or commitment; or

          (p) Agreed, whether in writing or otherwise, to take any action described in this Section 3.7.

     3.8 Litigation. Except for that certain claim or allegation brought by Surinder P. Sora, a/k/a Navjot, LLC against Pro Mortgage and/or CDA in respect of a certain lending transaction involving Pro Mortgage (the “Claim”), there is no legal, administrative, arbitration or other proceeding, claim, or action of any nature or investigation pending or threatened against or involving Pro Mortgage or which questions or challenges the validity of this Agreement or any action taken or to be taken by CDA or Pro Mortgage pursuant to this Agreement or in connection with the transactions contemplated hereby; and neither CDA nor Pro Mortgage knows or has any reason to know of any valid basis for any such legal, administrative, arbitration or other proceeding, claim, or action of any nature or investigation. Pro Mortgage is not subject to any judgment, order or decree entered in any lawsuit or proceeding which has had an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

     3.9 Taxes. All federal, state, local and foreign tax reports and returns required to be filed by Pro Mortgage either separately or as a member in a group of corporations have been duly filed and all taxes including, without limitation, income, gross receipts, ad valorem, value added, turnover, sales, use, personal property (tangible and intangible), stamp leasing, lease, user, leasing excise, franchise, transfer, fuel, excess profits, occupational and interest equalization, and other charges due or claimed to be due from it or another member of such group of corporations by federal, state, local or foreign taxing authorities have been duly paid; the reserves for taxes reflected in the Balance Sheet are adequate; and there are no tax liens upon any property or assets of Pro Mortgage. No state of facts exists or has existed which would constitute grounds for the assessment of any further tax liability. All deficiencies and assessments resulting from examination of state and local tax returns and reports of Pro Mortgage have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign tax return or report for any period. Pro Mortgage has not been included in a consolidated return under Internal Revenue Code section 1501 with CDA or any of its affiliates for any period.

     3.10 Insurance. The Disclosure Schedule contains an accurate and complete description of all policies of fire, liability, directors’ and officers’, worker’s compensation and other forms of insurance owned or held by CDA and Pro Mortgage. All such policies are in full force and effect; are sufficient for compliance with all requirements of law and of all agreements to which CDA or Pro Mortgage is a party; are valid, outstanding and enforceable policies; provide full insurance coverage for the acts or omissions of all officers, directors and employees of CDA and Pro Mortgage the assets and operations of Pro Mortgage; will remain in full force and effect through the respective dates set forth in the Disclosure Schedule; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

     3.11 Contracts and Commitments; No Default. Except as set forth in Schedule 3.11 of the Disclosure Schedule:

          (a) Except as set forth in the Disclosure Schedule:

          (b) Pro Mortgage has no employment agreement with any officer, employee or agent, nor any agreement that contains any severance or termination pay liabilities or obligations;

          (c) Pro Mortgage is not restricted by agreement from carrying on its business or any part thereof anywhere in the world or from competing in any line of business with any Person;

          (d) Pro Mortgage has no debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

          (e) Pro Mortgage has no outstanding loan to any Person;

          (f) Pro Mortgage has no obligation or liability as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other Person;

          (g) Pro Mortgage is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person whether under a loan agreement, note or otherwise;

          (h) Pro Mortgage is not a party to any agreement, contract, commitment or loan to which any of its officers or directors or any affiliate of Pro Mortgage or its officers and directors is a party;

          (i) Pro Mortgage is not a party to any purchase or sale contract or agreement that continues for a period of more than twelve months (including periods covered by any option to renew by any party);

          (j) Pro Mortgage is not a lessor under any lease, lease intended as security, an owner participant in any leveraged lease transaction or party to a vendor arrangement or conditional sales agreement;

          (k) Pro Mortgage has not given any irrevocable power of attorney to any person, firm, corporation or other entity for any purpose whatsoever, except the appointment of agents to accept service of process;

          (l) There are no outstanding sales or purchase contracts, commitments or proposals of Pro Mortgage that will result in any loss upon completion or performance thereof, after allowance for direct distribution expenses; and

          (m) Except for agreements, contracts, commitments or restrictions referred to in Sections 3.11(a) through 3.11(m) or elsewhere specifically disclosed pursuant to this

Agreement, Pro Mortgage has no agreements, contracts, commitments or restrictions that are material to its business, operations or prospects.

          (n) True and complete copies of all documents (including all amendments thereto) referred to in Schedule 3.11 of the Disclosure Schedule have been delivered to the Pro Mortgage Shareholders. Schedule 3.11 of the Disclosure Schedule contains a list of employees of Pro Mortgage and their annual compensation and job descriptions. All contracts, agreements, commitments or restrictions referred to on Schedule 3.11 of the Disclosure Schedule are valid and enforceable in accordance with their respective terms, Pro Mortgage is not in default in the performance of any of its obligations thereunder, no event of default has occurred which (whether with or without notice, lapse of time, or both, or the happening or the occurrence of any other event) would constitute a default thereunder and all other parties thereto are not in default thereunder and have no counterclaims, offsets and defenses with respect thereto.

     3.12 Compliance with Law. Pro Mortgage is in compliance with all laws, regulations and orders applicable to its business. Neither CDA nor Pro Mortgage has received any notification that Pro Mortgage is in violation of any such laws, regulations or orders and no such violation exists.

     3.13 Investment Intent and Investor Status. (i) CDA is acquiring the CDA Shares for investment for its own account, not as a nominee or agent, and not with a view to the sale in connection with a public distribution of any part thereof; and (ii) CDA has no present intention of selling, granting a participation in or otherwise distributing any of the CDA Shares it is purchasing hereunder to any Person. CDA understands that the CDA Shares are not registered under the Securities Act. CDA is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

     3.14 Disclosure. No representations or warranties by CDA or Pro Mortgage in this Agreement and no statement contained in any document (including, without limitation, financial statements and the Disclosure Schedule), certificate, or other writing furnished or to be furnished by CDA or Pro Mortgage to any Pro Mortgage Shareholder pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contain or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

4. Mutual Releases.

     4.1 Release by the Pro Mortgage Shareholders. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pro Mortgage Shareholder hereby fully and forever releases and discharges CDA and its directors, partners, members, managers, officers, employees, agents, heirs, attorneys, executors, administrators, predecessors, successors and assigns (each, a “CDA Party” and, collectively, the “CDA Parties”), of and from any and all claims, demands, agreements, contracts, covenants, suits, actions, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, concealed or hidden (collectively, “Claims”), which any Pro Mortgage Shareholder has had, may have had or now has, to and including the date of this Agreement, against any of the CDA Parties, arising out of or in connection with the Exchange or the Exchange Documents.

     4.2 Release by CDA and Pro Mortgage. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of CDA and Pro Mortgage hereby fully and forever releases and discharges Pro Mortgage and the Pro Mortgage Shareholders and their respective directors, partners, members, managers, officers, employees, agents, heirs, attorneys, executors, administrators, predecessors, successors and assigns (each, a “Pro Mortgage Party” and, collectively, the “Pro Mortgage Parties”), of and from any and all Claims which CDA or Pro Mortgage has had, may have had or now has, to and including the date of this Agreement, against any of the Pro Mortgage Parties, including without limitation any Claims arising out of or in connection with allegations, facts and/or circumstances referred to in the Exchange or the Exchange Documents.

     4.3 Acknowledgements. The Pro Mortgage Shareholders, Pro Mortgage and CDA intend for their respective releases to be effective as a bar to all actions, causes of action, suits, claims or demands of every kind, nature or character whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, except to the extent arising out of, in connection with or resulting from any breach of this Agreement. THE PRO MORTGAGE SHAREHOLDERS, PRO MORTGAGE AND CDA EACH ACKNOWLEDGES THAT HE, SHE OR IT HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

THE PRO MORTGAGE SHAREHOLDERS, PRO MORTGAGE AND CDA EACH EXPRESSLY WAIVE AND RELINQUISH ANY AND ALL RIGHTS OR BENEFITS HE, SHE OR IT MAY HAVE UNDER, OR WHICH MAY BE CONFERRED UPON HIM BY, THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE TO THE FULLEST EXTENT THAT HE MAY LAWFULLY WAIVE SUCH RIGHTS OR BENEFITS PERTAINING TO THE SUBJECT MATTER OF THESE RELEASES. In connection with such waiver and relinquishment, the Pro Mortgage Shareholders, Pro Mortgage and CDA each hereby acknowledge that he, she or it is aware that he, his, she, her or it or its attorneys may hereafter discover claims or facts in addition to, or different from, those which they now know or believe to exist with respect to the subject matter of this release, but that the Pro Mortgage Shareholders, Pro Mortgage and CDA each nonetheless intend hereby to fully, finally and forever release all disputes and differences, known or unknown, suspected or unsuspected, which do now exist as to the released matters.

5. Insurance. CDA has one or more E&O, general liability, workers’ compensation and health insurance policies (each, a “Policy” and collectively, the “Policies”) in full force and effect for claims arising during the period from and after November 20, 2003 through the Closing

Date (the “Coverage Period”), and Pro Mortgage is and shall remain, at CDA’s expense, an additional named insured under each such Policy. In addition, CDA shall maintain through February 28, 2005, at CDA’s expense, the workers’ compensation insurance Policy on behalf of Pro Mortgage and its employees. So long as each such Policy (or any replacement policy) remains in effect, CDA shall cause the activities of Cantu, Rubinstein and Ryan on behalf of CDA and Pro Mortgage during the Coverage Period (including any and all acts and omissions) to be covered thereby (to the extent insurable thereunder), subject to the conditions and limitations set forth in any such policy. Notwithstanding the foregoing, in the event the insurance carrier denies coverage of the Claim, Pro Mortgage shall assume responsibility therefor; provided, however, that CDA shall use best efforts to cause such insurance carrier to accept coverage of the Claim and assume the defense thereof, and in no event shall CDA withdraw the request that the insurance carrier assume full responsibility for the Claim.

6. Closing Deliverables.

     6.1 By CDA and Pro Mortgage. At the Closing, CDA or Pro Mortgage, as the case may be, shall deliver (i) to each Pro Mortgage Shareholder certificates evidencing the Pro Mortgage Stock, in the respective amount for each as is set forth in Section 1.2, accompanied by duly executed blank stock powers, (ii) to the Pro Mortgage Shareholders, at the office located at 101 Nellen Avenue, Corte Madera, CA 94925, the minute book, stock ledger, charter documents good standing certificates and the like for Pro Mortgage, and all documents, contracts, licenses, permits, authorizations, information and materials relating to Pro Mortgage in CDA’s or Pro Mortgage’s possession.

     6.2 By the Pro Mortgage Shareholders. At the Closing, the Pro Mortgage Shareholders shall deliver to CDA the certificates evidencing the CDA Stock held by each as is set forth in Section 1.1, accompanied by duly executed blank stock powers.

7. Indemnification.

     7.1 By CDA. CDA shall indemnify, defend and hold harmless Pro Mortgage, the Pro Mortgage Shareholders, and their respective directors, officers, employees, agents, heirs, attorneys, executors, administrators, successors and assigns (each, an “Indemnified Party”), from and against any and all Damages incurred or suffered by any Indemnified Party arising out of, in connection with or resulting from any breach of any representation, warranty, covenant or obligation hereunder by CDA. In addition, CDA shall indemnify, defend and hold harmless Cantu, Rubinstein and Ryan, to the fullest extent permitted by applicable law, as it now exists or as it may hereafter be amended, from and against any and all Damages incurred or suffered by either arising out of, in connection with or resulting from any claim or allegation either breached his or her fiduciary duty as an officer, director, employee or consultant of CDA or Pro Mortgage.

     7.2 By the Pro Mortgage Shareholders. The Pro Mortgage Shareholders shall indemnify, defend and hold harmless CDA and its directors, officers, employees, agents, attorneys, successors and assigns (each, an “Indemnified Party”), from and against any and all Damages incurred or suffered by any Indemnified Party arising out of, in connection with or resulting from any breach of any representation, warranty, covenant or obligation hereunder by the Pro Mortgage Shareholders.

     7.3 Indemnification Procedure. If there is asserted any claim or allegation that in the judgment of an Indemnified Party may give rise to any Damages, or if an Indemnified Party determines the existence of a potential claim or allegation whether or not the same shall have been asserted, such Indemnified Party shall notify the Indemnifying Party within fifteen (15) business days of receipt or determination of such actual or potential claim or allegation; provided, however, that failure of the Indemnified Party to provide such timely notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent the Indemnifying Party is actually prejudiced by such failure.

     7.4 Definition of Damages. The term “Damages” as used in this Section 7 means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges, and amounts agreed by the Indemnifying Party to be paid in settlement, including, without limitation, costs, fees and expenses of investigating and/or defending any claim or allegation, attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents. The Indemnifying Party shall have the right to assume the sole defense of any claim or allegation as to which the Indemnified Party is to be indemnified hereunder.

8. Miscellaneous.

     8.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

     8.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California without regard to its rules regarding choice of law.

     8.3 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms.

     8.4 Survival. The representations and warranties set forth in Sections 2, and 3, and Sections 4, 5, 7, 8.1, 8.2, 8.4, 8.5, and 8.6 shall survive the Closing Date.

     8.5 Entire Agreement. This Agreement reflects the entire agreement among the parties with respect to the matters set forth herein and supersedes any prior agreements, commitments, discussions and understandings, oral or written, with respect thereto.

     8.6 Attorneys’ Fees. In the event of any action arising out of this Agreement, the prevailing party shall be entitled to reimbursement for its costs and expenses, including reasonable attorneys’ fees, in connection therewith.

     8.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties have executed or caused their duly authorized representatives to execute this Rescission and Settlement Agreement as of the date first written above.

CONSUMER DIRECT OF AMERICA INC.
By:	/s/ Michael A. Barron
Name:	Michael A. Barron
Title:	CEO

PRO MORTGAGE CORPORATION
By:	/s/ Michael A. Barron
Name:	Michael A. Barron
Title:	CEO for Consumer Direct of America

/s/ Brenda Cantu
Brenda Cantu

/s/ Edward Rubinstein
Edward Rubinstein

/s/ Randi Ryan
Randi Ryan